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                     HOSTING/CO-LOCATION SERVICES AGREEMENT

      This Hosting/Co-Location Services Agreement (the "Agreement") is made and entered into this 25th day of October, 1999, by and iXL Memphis Inc., a Delaware corporation ("iXL"), and Kinzan.com, a CALIFORNIA corporation ("Client").

RECITALS
      WHEREAS, iXL operates and provides related services with respect to an electronic information system consisting of Internet access via high speed communication lines, routers, and other necessary computer equipment; and

      WHEREAS, Client desires the services of iXL and use of its System for Web hosting and telecommunications services to maintain the availability of Client's web site(s) via the Internet.

      NOW, THEREFORE, in consideration of the mutual covenants and benefits described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS.
    1.1. "Agreement" means this Hosting/Co-Location Services Agreement, including all Statements of Service and corresponding exhibits issued pursuant to this Agreement. "End User" means any person or entity which accesses the Client Web site via the Internet.

    1.2. "Web Site" means the World Wide Web site on which Client Content will appear.

    1.3. "Client Content" means all text, words, names, likenesses, trademarks, logos, artwork, graphics, video, audio, HTML, JAVA or other coding, domain names, image maps, links, software applications, or other content that appear on, or are provided to iXL for uploading to or downloading from, the Client Web Site.

    1.4. "Services" means all services and deliverables described and set forth in this Agreement and each Statement of Service issued under this Agreement that are required to be provided by iXL.

2. THE AGREEMENT AND STATEMENT(S) OF SERVICE. Client hereby engages iXL to host its Web Site(s) or provide other telecommunications services, as described in a statement of service attached hereto and incorporated herein which shall at a minimum include a description of the services to be provided and the corresponding fees (a "Statement of Service"). iXL hereby accepts such engagement, subject to the terms and conditions of this Agreement. If there is any difference between the terms of any Statement of Service attached hereto and any other portion of this Agreement, the terms of the Statement of Service shall control, with the exception of Section 18 (which confirms that no joint venture, partnership or other relationship has been created in connection with this Agreement). In the event of a conflict between Section 18 of this Agreement and any language in a Statement of Service, Section 18 of this Agreement shall control. All services provided by iXL to Client under this Agreement and under every Statement of Service shall be considered to be provided under a "Statement of Work" as defined in the Services Agreement dated January 29, 1999 between iXL and the Client and all amounts paid by Client, or its customers, to iXL under this Agreement and every Statement of Services shall be deemed to be payments under section 3(b) of the Services Agreement.


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3.  CHANGE ORDERS; ADMINISTRATION.  Any modifications to the specifications in a Statement of Service after acceptance by Client hereunder shall require execution of a written change order by both parties to this Agreement (a "Change Order"). Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Service and will become part of this Agreement.

4.  CLIENT REPRESENTATIONS, WARRANTIES, AND RESPONSIBILITIES.
    4.1. Client and its customers shall assume full responsibility for all Client Content as it appears on the Web Site. Client and its customers, and not iXL, shall be responsible for keeping the information on the Web Site current and accurate. Client shall clearly identify all parts of the Web Site, including any bulletin boards or chat rooms, as being controlled by Client. Client remains solely responsible for its choice of content vendors and for negotiating terms and conditions with such vendors.

    4.2. During the term of this Agreement, and for the purpose of hosting the Client Content on the Web Site, Client hereby grants to iXL the nonexclusive worldwide right and license to use, upload, display, copy and store Client Content.

    4.3. Client represents and warrants that to its knowledge: (a) Client is the owner, valid licensee, or authorized user of the Client Content and each element thereof, (b) the use of the Client Content shall not infringe the copyright, trade secret, trademark or other proprietary or intellectual property right of any third party, or constitute a defamation, invasion of privacy, or violation of any right of publicity or other third party right, (c) the Client Content complies with all legislation, rules and regulations of all applicable jurisdictions including without limitation, those applicable to privacy and collection or use of personal data; potential liability for posting or transmitting data which is threatening, obscene, indecent, defamatory or in violation of export control laws, or contrary to laws or regulations relating to unsolicited e-mails or the practice commonly called "spamming," (d) use of the Web Site by any party, other than iXL, will conform to general standards of behavior for the Internet, and (f) Client Content shall be free from viruses, worms, Trojan horses, and any other malicious code. Each party hereby acknowledges that there is no guarantee of security on the Internet and no guarantee that the Web Site or Client Content will be secure; and iXL assumes no responsibility for the consequences to the client as a result of a security breach out of iXL's control.

    4.4. Each party represents and warrants to the other party that it has full authority and right to enter into this Agreement and that there are no conflicting claims relating to the rights granted by this Agreement.

5.  iXL RESPONSIBILITIES.
    5.1. iXL shall provide the Services specified in the Statement of Service attached hereto as Exhibit A. With the exception of Client Content, unless specified otherwise in a Statement of Service, iXL shall procure all hardware, software, materials and other items necessary for implementing this Agreement and shall own all right, title, and interest in and to such items. iXL may in its reasonable discretion change such hardware and software so long as there is no material change in functionality of the Web Site. iXL assumes no responsibility for third parties who break encryption coding so that data being transmitted is visible to others.

    5.2. iXL shall determine the method, details, and means of performing the services to be performed hereunder, subject to the standards set forth herein. iXL may subcontract to third parties for implementation of services provided to Client pursuant to this Agreement, provided that iXL remain fully responsible for any acts or omissions of such subcontractors. iXL shall retain the right to perform any and all services for other clients, and Client shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors.


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    5.3.  iXL will not be responsible for, or have any liability in connection with, the operation of the Client Web Site with respect to online commercial transactions, and shall not have any responsibility or liability for misuse of or failure to protect credit card or other information provided by Client's customers on the Client Web Site. In addition, Client assumes the risk of loss due to (a) Client's offering any products for sale through the Client Web Site, including "soft" goods, for example, telephone usage cards, for which customers are given authorization codes by Client that are effective with or without physical delivery of the goods sold by Client; or (b) Client's maintaining personal identification numbers or other authorization codes in connection with the Client Web Site.

    5.4. Additional iXL obligations if any are listed in the Statement of Service attached hereto as Exhibit A.

6.  INTELLECTUAL PROPERTY.
    6.1. No press release, announcement, publication, or other use of the other party's insignia logos, trademarks, tradename or service marks (collectively, the "Marks") shall be made by either party without the other party's prior written approval. All use by either party of the other party's Marks will inure to the benefit of the party owning the Marks. Upon termination of this Agreement, neither party shall have any continuing right to use the other party's Marks and each party shall immediately cease all such use of the other party's Marks.

    6.2. Upon termination of this Agreement, Client shall retain ownership of Client Content and Client's Domain Names. iXL shall retain control of all hardware, software, materials, and other items provided by iXL pursuant to this Agreement and Client shall retain control of all hardware, software, materials, and other items provided by Client pursuant to this Agreement.

    6.3. iXL shall not provide Client any design elements, graphics, formatting, CGIs, or other applications or content (collectively "iXL tools") pursuant to this Agreement. Availability of iXL Tools shall be subject to separate agreement.

7.  UNSOLICITED COMMERCIAL EMAIL AND OTHER PRACTICES.
    7.1 The practices commonly known as spamming are prohibited. These include, but are not limited to, the following: posting an article or advertisement to more than ten (10) newsgroups, forums, e-mail, mailings lists or other similar groups or lists (collectively "Internet Lists"); posting to any Internet List articles which are off-topic; sending unsolicited mass e-mailings to more than twenty-five (25) e-mail users, if such unsolicited e-mailings provoke complaint; and falsifying user information provided to iXL or to other users of the service.

    7.2 iXL reserves the right at any time to implement reasonable technical mechanisms to prevent such activities, or take other legal action against any Client engaging in or tolerating spamming or any other illegal, harassing, obscene or other liability-causing activity. iXL reserves all legal and equitable rights in enforcing this policy. iXL acknowledges that Client's customers will be developing their own content on such sites and that Client will have only certain controls over such customers. Client acknowledges that iXL will not be liable for the acts or omissions of Client or its customers. iXL agrees to cooperate with Client in Client's development of practices and measures to prevent such activity described above, and to the extent reasonably practicable, to take such measures in a manner so as to minimize intrusion to Client's and its customers' businesses.

    7.3. This section does not apply to Web Sites that send solicited email, from a mailing list that people have taken an active step to participate in. An active step means that a person has sent an email or other communications specifically requesting to be placed on that mailing list.


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8.  FEES AND TAXES.  In consideration of the activities contemplated in this
    Agreement, Client shall pay to iXL the fees set forth in the Statement of Service attached hereto as Exhibit A. Client shall pay each invoice for fees within thirty days following the invoice date. Fees do not include, and, Client shall be solely responsible for any and all taxes of whatever nature, including without limitation, withholding taxes or other taxes imposed by foreign jurisdictions, federal, state, and local sales, use, transfer, property, privilege, excise, gross receipts, franchise and other similar taxes and tax-related surcharges (but excluding income taxes to iXL), however, designated (hereinafter referred to collectively as "Taxes"), which are levied, imposed or due by reason of sale or distribution of products, services, or information from Web Site or any services, or information from Web Site or any services rendered under this Agreement. iXL shall not be liable for, and Client shall indemnify iXL against liability for, all such Taxes.

9.  TERM AND TERMINATION.
    9.1. This Agreement shall commence on the date first written above and shall continue in effect until it is terminated pursuant to the provisions of this Section 9. The term of each Statement of Service shall specify the term applicable to the service provided under that Statement.

    9.2. This Agreement may be terminated by iXL and the Client Web Site removed from the World Wide Web at any time in the event that Client commits any material default hereunder which Client fails to remedy within thirty days after having been notified in writing of the default. iXL may terminate the hosting services provided for a web site immediately if (a) the web site contains content that iXL reasonably determines could cause liability to iXL and Client does not remove such content within 48 hours upon iXL's request, (b) Client violates the Unsolicited Commercial Email provision in
          Section 7.1 and has not cured the violation within five (5) days.

    9.3. If Client fails to pay any invoice hereunder within thirty days following the date of iXL's notice of non-payment, iXL may remove Client's Web Site from the World Wide Web, and condition the continued provision of services and restoration of Client's Web Site to the World Wide Web upon Client's payment of all outstanding charges and a reinstallation fee of $1,000

    9.4. This Agreement may be terminated by Client at any time in the event iXL commits a material default hereunder, provided iXL has been notified of the default in writing and has not cured such default within thirty days.

    9.5. If a Statement of Service is terminated pursuant to this Section and there are no other Statements of Service attached hereto under which services are still being provided by iXL, either party may terminate this Agreement by providing thirty (30) days notice to the other party. Sections 4 (Warranties), 6 (Intellectual Property), 8 (Fees and Taxes), 10 (Exclusion of Warranties), 11 (Indemnity), 12 (Limitation of Liability, 13 (Confidentiality), 15 (Non-Solicitation) and 19 (Miscellaneous) of this Agreement shall survive the termination of this Agreement irrespective of the reason for termination, subject to Client's obligation to pay iXL all undisputed compensation earned for services rendered under this Agreement through the effective date of such termination.


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10.  EXCLUSION OF WARRANTIES.  APART FROM THE SPECIFIC WARRANTIES SET OUT
     HEREIN OR IN A STATEMENT OF SERVICE ATTACHED HERETO, ALL SERVICES AND PRODUCTS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS. NEITHER iXL NOR ANY OF ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR LICENSORS WARRANTS THAT THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT WILL BE UNINTERRUPTED OR ERROR FREE, NOR DO THEY WARRANT THAT CERTAIN RESULTS MAY BE OBTAINED BY CUSTOMER IN CONNECTION WITH ITS USE OF THE CUSTOMER WEBSITE. iXL AND ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND LICENSORS MAKE NO WARRANTY, GUARANTEE OR REPRESENTATION EITHER EXPRESS OR IMPLIED REGARDING THE MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE OF THE CUSTOMER WEBSITE OR ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. iXL DOES NOT MAKE ANY WARRANTY OR GUARANTEE FOR ANY PRODUCTS OR SERVICES PROVIDED BY VENDORS SUGGESTED BY iXL.

11. INDEMNITY. Notwithstanding anything to the contrary in this Agreement, Client shall indemnify and hold iXL, its affiliates, directors, officers, employees, agents and licensors harmless from and against all claims, action, expenses, losses, and liabilities arising from or relating to the following: (a) any claim based on clients breach of it's representation and warranties contained herein, (b) any claim based upon alleged errors, omissions, or misstatements in any Client Content, (c) any claim based upon a Domain Name registered or used by iXL at Client's direction or request, (d) any claim arising out of or relating to the Web Site, Client Content, or otherwise under this Agreement (including, but not limited to, any claim resulting from any content posted to the Web Site by Client or Client's employees, agents or any other third party), and (e) any injury to person or property, caused by a product, service, or information, whether or not defective, that is sold or distributed from the Web Site. Notwithstanding anything to the contrary in this Agreement, iXL shall indemnify and hold client harmless, its affiliates, directors, officers, employees, agents and licensors harmless from and against all claims, action, expenses, losses, and liabilities arising from or relating to the following: (a) any claim based on breach iXL's of warranties contained herein, (b) claims of third parties that are a direct result of iXL's breach of this agreement.

12. LIMITATION OF LIABILITY. With the exception of the indemnification provisions herein, each party's maximum aggregate liability to other related to or in connection with this Agreement will be limited to the total amount paid by Client to iXL for the prior twelve (12) month period under the Statement in which claim is made. IN ADDITION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR (1) ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, OR
     (2) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA, PROFITS, GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE iXL SERVICES, WHETHER IN AN ACTION BASED ON ANY LEGAL THEORY, CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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13.  CONFIDENTIALITY.  During the course of performance of this Agreement, each party may disclose to the other certain information ("Confidential Information"). Each party shall hold the other party's Confidential Information in confidence and shall use its best efforts to protect it. Without the consent of the other party, a party shall not disclose the other party's Confidential Information to any third party, and shall use it for the sole purpose of performing under this Agreement. At the conclusion of this Agreement, each party shall either return the other's Confidential Information in its possession (including all copies) or shall, at the disclosing party's direction, destroy the other party's Confidential Information (including all copies) and certify its destruction to the disclosing party. "Confidential Information" means any information provided or prepared by a party ("Disclosing Party") that is provided to, or obtained by the other party (including any director, officer, employee, agent, subcontractor or other representative of such party) that includes, but is not limited to, information that relates to research, product plans, products, services, clients, markets, software, hardware developments, inventions, processes, designs, drawings, technical data, know-how or finances of the Disclosing Party. The term "Confidential Information" shall not include any information which: (a) is in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party, (b) the receiving party can demonstrate as already in its possession prior to disclosure hereunder or is subsequently disclosed to the receiving party with no obligation of confidentiality by a third party having the right to disclose it or (c) is independently developed by the receiving party without reference to the disclosing party's Confidential Information. Either party may disclose the other party's Confidential Information upon the order of any competent court or government agency, provided that prior to disclosure the receiving party shall inform the other party of such order. Neither party shall disclose the terms and conditions of this Agreement to any third party. Neither party shall issue any press release or other public announcement regarding this Agreement without the other party's prior written approval.

14. ATTRIBUTION. During the term of this Agreement, (i) each party may list the other party as a client of the other party on the first party's Web Site and in all other marketing materials, including all digital and print materials (ii) each may include either a URL or plain text link to the other party's Web Site on its Web Site. No press release, announcement, publication or other use of the other party's insignia, logos, trademarks, tradename or service marks ("Marks") shall be made by either party without the other party's prior written approval. Upon termination of this Agreement, neither party shall have any continuing right to use the other party's Marks and each party shall immediately cease all such use of the other party's Marks. For the purposes of this
     Section 14, iXL shall include iXL Holdings, Inc. and its affiliates.

15. NON-SOLICITATION. During the term of this Agreement and for one (1) year after the termination of this Agreement, each party agrees that it shall not, directly or indirectly, solicit for employment, induce or attempt to induce any employee of the other party to leave the employ. For purposes of this Section 15, iXL shall include iXL Holdings, Inc. and its affiliates.

16. FORCE MAJEURE. Neither party shall be liable to the other party for any delay or failure to carry out the services provided hereunder if such delay or failure is due to any cause beyond the control of the first party, including without limitation, restrictions of law, regulations, orders or other government directives, labor disputes, acts of God, acts of third party vendors or suppliers, or mechanical or electronic breakdowns.


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17. NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and deemed given and effective upon delivery if sent by personal delivery or by facsimile transmission or five (5) days after posting if sent by certified United States mail, return receipt requested, with postage prepaid and addressed as follows:

    If to iXL:             iXL Hosting
                           3160 Director's Row
                           Memphis, TN 38131

    With copies to:        iXL Enterprises, Inc.
                           1888 Emery Street NW
                           Atlanta, GA 30318
                           Attn: T. William Alvey III, Assistant General Counsel
                           Fax: (404)-267-3801

    If to Client:          Kinzan.com
                           2111 Palomar Airport Road #250
                           Carlsbad, CA 92009
                           Attn: Dana McGowan
                           Fax: (760) 602-2910

    A copy to:             Kinzan.com
                           2111 Palomar Airport Road #250
                           Carlsbad, CA 92009
                           Attn: Ray Ghanbari
                           Fax: (760) 602-2910

18. RELATIONSHIP BETWEEN PARTIES. The parties intend that an independent contractor relationship shall be created by this Agreement. Nothing in this Agreement shall be construed as establishing a partnership, joint venture, or employer-employee relationship between the parties.

19. MISCELLANEOUS.

    19.1 Assignment. This Agreement shall be binding on, inure to the benefit of, and be enforceable by each party and their respective heirs, successors and valid assigns. Neither party shall assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without the other party's express written consent, which shall not be unreasonably withheld; provided that no consent shall be required in the event of an assignment to any entity controlling, controlled by, or under common control with such party, or to another entity in connection with a reorganization, acquisition, merger, sale of substantially all the assets of a party.

    19.2 GOVERNING LAW. This Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of California.

    19.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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    19.4  ENTIRE AGREEMENT. This Agreement, including all attached
          Statement(s) of Service, supersedes and cancels all prior negotiations, communications, understandings and Agreements between iXL and Client with respect to the subject matter of this Agreement. The parties acknowledge that there exist other agreements relating to matters different than those covered herein. No oral Agreements, before or after execution of this Agreement, shall be binding until they are in writing and signed by an authorized officer of both iXL and Client.

    19.5 SEVERABILITY. In the event that any provision of this Agreement is held void or unenforceable, the entire balance of this Agreement shall remain in full force and effect.

    19.6 HEADINGS. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below:

iXL-Hosting.


By:         /s/ Mike Schwartz
        ------------------------

Name:   Mike Schwartz
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Title:  General Manager, Senior Vice-President
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Kinzan

By:       /s/ Douglas J. Perry
        -------------------------

Name:   Douglas J. Perry
        -------------------------

Title:  Vice President
        -------------------------